                                                                    EXHIBIT 3.21

                                 AMENDMENT NO. 1
                     TO LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             TRW AUTOMOTIVE J.V. LLC

         This is Amendment No. 1 ("Amendment") to the TRW Automotive J.V. LLC
Limited Liability Agreement dated January 27, 2003 (the "LLC Agreement").

         Reference is hereby made to a certain Master Purchase Agreement between
Northrop Grumman Corporation and BCP Acquisition Company L.L.C., dated as of
November 18, 2002 as amended (the "Master Purchase Agreement"). Pursuant to such
Master Purchase Agreement all of the membership units of TRW Automotive J.V. LLC
(the "Company") have been transferred from Northrop Grumman Space & Mission
Systems Corp. to BCP Acquisition Company L.L.C. and subsequently to TRW
Automotive Inc. (formerly known as TRW Automotive Acquisition Corp.) (such transaction, the "Transfer"). This Amendment is being executed on behalf merely to acknowledge the change in the sole member of the Company following the
Transfer.

         Pursuant to Section 6.2 of the LLC Agreement, the following amendment to the LLC Agreement is hereby authorized, adopted and approved in all respects.

1.   Section 2.1. Section 2.1 of the LLC Agreement is deleted in its entirety and replaced with the following:

         The Member. The name and address of the member is as follows:

                Name                               Address
                ----                               -------
         TRW Automotive Inc.              12025 Tech Center Drive
                                          Livonia, Michigan 48150

2.   Assumption. Pursuant to Section 4.4 of the LLC Agreement, TRW Automotive
     Inc. hereby assumes and agrees to be liable for each and every duty and obligation of Northrop Grumman Space & Mission Systems Corp. related to the
     LLC Agreement and hereby agrees to be bound by the terms of the Agreement.

3.   Effective Time. This Amendment shall take effect as of February 28, 2003.

         Except as amended above, all the terms and conditions of the LLC
Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

         IN WITNESS WHEREOF, the party hereto has executed this Amendment as of the 29th day of May, 2003.

                                    TRW AUTOMOTIVE INC.

                                    By: /s/ David L. Bialosky
                                        -----------------------------------
                                    Name: David L. Bialosky
                                    Title: Vice President and Secretary

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             TRW AUTOMOTIVE J.V. LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of TRW
Automotive J.V. LLC (the "Company") dated as of this 27th day of January, 2003, by Northrop Grumman Space & Mission Systems Corp. (f/k/a TRW Inc.), as the sole member of the Company (the "Member").

                                     RECITAL

         The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

                                   ARTICLE I

                          THE LIMITED LIABILITY COMPANY

         Section 1.1. Formation. The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the
"Certificate of Formation") has been filed in the Office of the Secretary of
State of the State of Delaware in conformity with the Act. The Member authorized
Tami Gerardi to file the Certificate of Formation with the Secretary of State of the State of Delaware on behalf of the Company.

         Section 1.2. Name. The name of the Company shall be "TRW Automotive
J.V. LLC" and its business shall be carried on in such name with such variations and changes as the Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

         Section 1.3. Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

         Section 1.4. Registered Office and Agent. The location of the registered office of the Company in the State of Delaware is 1209 Orange Street,
in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         Section 1.5. Term. Subject to the provisions of Article IV below, the
Company shall have perpetual existence.

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                                   ARTICLE II

                    THE MEMBER AND MANAGEMENT OF THE COMPANY

         Section 2.1. The Member. The name and address of the Member is as follows:

            Name                                Address
            ----                                -------
            Northrop Grumman Space              1840 Century Park East
            & Mission Systems Corp.             Los Angeles, California 90067

         Section 2.2. Actions by the Member; Meetings. The Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member. Meetings of the Member may be called at any time by the
Member.

         Section 2.3. Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the
Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

         Section 2.4. Power to Bind the Company. The Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter.

         Section 2.5. Admission of Members. New members shall be admitted only upon the approval of the Member.

         Section 2.6. Management by the Member. The management of the Company is fully reserved to the Member, and the Company shall not have "managers," as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company. In managing the business and affairs of the
Company and exercising its powers, the Member shall act through resolutions adopted in written consents. Decisions or actions taken by the Member in accordance with this Agreement shall constitute decisions or actions by the
Company and shall be binding on the Company.

         Section 2.7. Officers and Related Persons. The Member shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

                                                                               3

                                  ARTICLE III

                       CAPITAL STRUCTURE AND CONTRIBUTIONS

         Section 3.1. Capital Structure. The capital structure of the Company shall consist of one class of interests represented by Common Units (the "Common
Units"). All Common Units shall be identical with each other in every respect.
The Company is authorized to issue One Thousand (1,000) Common Units. The Member shall own Nine Hundred (900) of the Common Units.

         Section 3.2. Certificates.

                  (a) The Common Units shall be certificated in a form
substantially similar to Exhibit A hereto. To be properly issued the certificate representing the Common Units outstanding must be duly executed by a President or a Vice President of the Company.

                  (b) Each unit certificate shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS
                  AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE
                  DISPOSED OF OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR
                  UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN
                  THE CASE OF A TRANSFER OTHER THAN PURSUANT TO AN EFFECTIVE
                  REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER SHALL, AT THE
                  REQUEST OF COMPANY, PROVIDE TO COMPANY AN OPINION OF COUNSEL
                  THAT THE TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT

         All Members shall be bound by the requirements of such legends to the extent that such legends are applicable.

                  (c) The Company may issue a new certificate in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When issuing such new certificate, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed certificate, or the holder's legal representative, to advertise the same in such manner as the Company shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 3.3. Capital Contributions. From time to time, the Member may determine that the Company requires capital and may make capital contribution(s)
in an amount determined by

                                                                               4

the Member. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

                                   ARTICLE IV

                        PROFITS, LOSSES AND DISTRIBUTIONS

         Section 4.1. Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Member. In each year, profits and losses shall be allocated entirely to the Member.

         Section 4.2. Distributions. The Member shall determine profits available for distribution and the amount, if any, to be distributed to the
Member, and shall authorize and distribute on the Common Units, the determined amount when, as and if declared by the Member. The distributions of the Company shall be allocated entirely to the Member.

         Section 4.3. Events of Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each, an "Event of Dissolution"):

                  (a) the Member votes for dissolution; or

                  (b) a judicial dissolution of the Company under Section 18-802 of the Act.

         Section 4.4. Transfer of Interests in the Company. The Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Units and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Units are to be transferred agreeing to be bound by the terms of this Agreement, such person shall be admitted as a member.

                                   ARTICLE V

                         EXCULPATION AND INDEMNIFICATION

         Section 5.1. Exculpation. Notwithstanding any other provisions of this
Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Member, nor any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of the Member, or any officer, employee, representative or agent of the Company (individually, a "Covered
Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

         Section 5.2. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all civil,

                                                                               5

criminal, administrative or investigative losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, ("Claims"), in which the
Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A
Covered Person shall not be entitled to indemnification under this Section 5.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any
Claim initiated by such Covered Person unless such Claim (or part thereof) (A)
was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Member. Expenses incurred by a
Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 5.2.

         Section 5.3. Amendments. Any repeal or modification of this Article V by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article V, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1. Tax Treatment. Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes
(as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes
(as well as for any analogous state or local tax purposes).

         Section 6.2. Amendments. Amendments to this Agreement and to the
Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the
Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

         Section 6.3. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

                                                                               6

         Section 6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         Section 6.5. Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

                                  * * * * * * *

                                                                               7

         IN WITNESS WHEREOF, the party hereto has executed this Amendment as of the day first above written.

                            NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.

                            By: /s/ Albert F. Myers
                                ---------------------------------------
                            Name: Albert F. Myers
                            Title: President, CEO, CFO and Treasurer

                                                                       EXHIBIT A

                                     FORM OF

                     CERTIFICATE EVIDENCING COMMON UNITS OF
                             TRW AUTOMOTIVE J.V. LLC

Units: [NUMBER]                                                       No. C- [ ]

THIS CERTIFIES THAT Northrop Grumman Space & Mission Systems Corp., an Ohio
corporation, is the registered holder of [NUMBER OF UNITS) Common Units, of TRW
Automotive J.V. LLC (the "Company") transferable only on the books of the
Company by the holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer for the Common Units represented by this
Certificate, subject to certain restrictions contained in the certificate of
Formation of the Company, dated January 27, 2003, and the Limited Liability
Company Agreement, dated as of the 27th day of January, 2003.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this _____ day of [MONTH], 2003.

BY: _______________________________________
NAME:
TITLE:

FOR VALUE RECEIVED, THE UNDERSIGNED DOES HEREBY SELL, ASSIGN, AND TRANSFER UNTO
_______________ THE UNITS EVIDENCED BY THIS CERTIFICATE AND DOES HEREBY
IRREVOCABLY CONSTITUTE AND APPOINT [NAME] AS ITS ATTORNEY-IN-FACT WITH FULL
POWER OF SUBSTITUTION TO TRANSFER THE SAME ON THE BOOKS OF THE COMPANY.

DATE:

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NOTE: THE SIGNATURE TO MY ENDORSEMENT HEREON MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITH NO
ALTERATION, ENLARGEMENT OR CHANGE.

IN PRESENCE OF: __________________________________________________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE DISPOSED OF OR TRANSFERRED UNLESS REGISTERED UNDER
SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN THE CASE
OF A TRANSFER OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
THE ACT, THE HOLDER SHALL, AT THE REQUEST OF COMPANY, PROVIDE TO COMPANY AN
OPINION OF COUNSEL THAT THE TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT